EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Nova Oil, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this POSTEFFECTIVE AMENDMENT NO. 1 to Form SB-2 to registration statement of our report dated January 30, 2004 included in Nova Oil, Inc.'s Form 10-KSB for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.


/s/DECORIA, MAICHEL & TEAGUE, P.S.
DeCoria, Maichel & Teague, P.S.
Spokane, Washington
February 8, 2005